UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007 (February 27, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

The descriptions of the Amended and Restated Credit Agreement, the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement, each as set forth in Item 2.03 of this report, are incorporated herein by reference.

Section 2 – Financial Information

Section 2 – Financial Information

Item 2.03	Creation of a direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant

On February 27, 2007, GateHouse Media Holdco, Inc. (“Holdco”), GateHouse Media Operating, Inc. (“Operating”), and certain of their subsidiaries, all of which are direct or indirect wholly owned subsidiaries of GateHouse Media, Inc., entered into a $960.0 million amended and restated credit agreement (the “Amended and Restated Credit Agreement”), consisting of a (i) $670.0 million term loan facility that matures on August 28, 2014, (ii) a delayed draw term loan of up to $250.0 million available until August 28, 2007 that matures on August 28, 2014, and (iii) a revolving loan facility with a $40.0 million aggregate loan commitment amount available, including a $15.0 million sub-facility for letters of credit and a $10.0 million swingline facility, that matures on February 28, 2014, with the several lenders from time to time parties there to, Wachovia Capital Markets, LLC, Goldman Sachs Credit Partners L.P., General Electric Capital Corporation and Morgan Stanley Senior Funding, Inc. as joint lead arrangers, Goldman Sachs Credit Partners, L.P., as syndication agent, and Morgan Stanley Senior Funding, Inc. and BMO Capital Markets Financing, Inc., as co-documentation agents, and Wachovia Bank, National Association, as administrative agent. The Amended and Restated Credit Agreement amends and restates and will replace the existing $610.0 million credit agreement dated as of June 6, 2006, as amended on June 21, 2006 and October 11, 2006. A copy of the press release announcing the entering into the Amended and Restated Credit Agreement is attached hereto and incorporated herein by reference as Exhibit 99.1.

In connection with the Amended and Restated Credit Agreement, Operating and Holdco and each of their respective subsidiaries set forth on the signature pages thereto (collectively, the “Guarantors”) entered into an Amended and Restated Security Agreement and an Amended and Restated Pledge Agreement (the “Amended and Restated Security Agreement” and the “Amended and Restated Pledge Agreement”, respectively) in favor of Wachovia Bank, National Association, as administrative agent for the banks and other financial institutions from time to time parties to the Amended and Restated Credit Agreement, pursuant to which the Guarantors pledge certain assets for the benefit of the secured parties as collateral security for the payment and performance of their obligations under the Amended and Restated Credit Agreement. The pledged assets include, among other things, (i) all present and future capital stock or other membership, equity, ownership or profits interest of Operating and all of its direct and indirect domestic restricted subsidiaries, (ii) 66% of the voting stock (and 100% of the nonvoting stock) of all present and future first-tier foreign subsidiaries and (iii) substantially all of the tangible and intangible assets of Holdco, Operating and their present and future direct and indirect domestic restricted subsidiaries. In addition, the loans and other obligations of the borrowers under the Amended and Restated Credit Agreement are guaranteed, subject to specified limitations, by Holdco, Operating and their present and future direct and indirect domestic restricted subsidiaries. Subject to the satisfaction of certain conditions and the willingness of lenders to extend additional credit, the Amended and Restated Credit Agreement provides that the borrowers may increase the amounts available under the revolving facility and/or the term loan facilities.

Borrowings under the Amended and Restated Credit Agreement bear interest, at the borrower’s option, equal to the LIBOR Rate for a LIBOR Rate Loan (as defined in the Amended and Restated Credit

Agreement), or the Alternate Base Rate for an Alternate Base Rate Loan (as defined in the Amended and Restated Credit Agreement), plus an applicable margin. The applicable margin for LIBOR Rate term loans and Alternate Base Rate term loans is 1.75% and 0.75%, respectively, if the ratings for the credit facilities by Moody’s Investors Service Inc. is at least B1 and by Standard & Poor’s Ratings Services is at least B+, and otherwise is 2.00% and 1.00%, respectively. The applicable margin for revolving loans is adjusted quarterly based upon Holdco’s Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement) (i.e., the ratio of Holdco’s Consolidated Indebtedness (as defined in the Amended and Restated Credit Agreement) on the last day of the preceding quarter to Consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) for the four fiscal quarters ending on the date of determination). The applicable margin ranges from 1.50% to 2.00%, in the case of LIBOR Rate loans and, 0.50% to 1.00%, in the case of Alternate Base Rate Loans. The borrowers under the revolving Credit Agreement also pay a quarterly commitment fee on the unused portion of the revolving Credit Agreement ranging from 0.25% to 0.5% based on the same ratio of Consolidated Indebtedness to Consolidated EBITDA and a quarterly fee equal to the applicable margin for LIBOR Rate Loans on the aggregate amount of outstanding letters of credit. In addition, the borrowers are required to pay a ticking fee at the rate of 0.50% of the aggregate unfunded amount available to be borrowed under the delayed draw term facility. No principal payments are due on the term loan facilities or the revolving credit facility until the applicable maturity date.

The borrowers may use the proceeds of the loan facilities to finance the acquisition of SureWest Directories, to refinance existing indebtedness and for working capital and other general corporate purposes, including, without limitation, financing acquisitions permitted under the Credit Agreement.

The Amended and Restated Credit Agreement contains typical representations and covenants for loans of this type including restriction on the ability to incur indebtedness (which Holdco is generally permitted to incur so long as an incurrence test that requiring the maintenance of a pro forma Total Leverage Ratio of less than 6.5 to 1.0 is satisfied), create liens on assets, engage in certain lines of business; engage in mergers or consolidations, dispose of assets, make investments or acquisitions; engage in transactions with affiliates, enter into sale leaseback transactions, enter into negative pledges or pay dividends or make other restricted payments (except that Holdco is permitted to (i) make restricted payments (including quarterly dividends) so long as, after giving effect to any such restricted payment, Holdco and its subsidiaries have a Fixed Charge Coverage Ratio equal to or greater than 1.0 to 1.0 and would be able to incur an additional $1.00 of debt under the incurrence test referred to above and (ii) make restricted payments of proceeds of asset dispositions to GateHouse Media, Inc. to the extent such proceeds are not required to prepay loans under the Amended and Restated Credit Agreement and/or cash collateralize letter of credit obligations if such proceeds are used to prepay borrowings under acquisition credit facilities of GateHouse Media, Inc.). The Amended and Restated Credit Agreement also permits the borrowers, in certain limited circumstances, to designate subsidiaries as “unrestricted subsidiaries” which are not subject to the covenant restrictions in the Amended and Restated Credit Agreement.

The foregoing summary of certain provisions of the Amended and Restated Credit Agreement, the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement is qualified in its entirety by reference to the complete and Amended and Restated Credit Agreement filed as Exhibit 10.1 hereto, the Amended and Restated Security Agreement filed as Exhibit 10.2 hereto, and the Amended and Restated Pledge Agreement filed as Exhibit 10.3 hereto each of which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Credit Agreement, dated as of February 27, 2007, among GateHouse Media Holdco, Inc., as Holdco, GateHouse Media Operating, Inc., as the Company, GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc. and ENHE Acquisition, LLC, as Subsidiary Borrowers, the Domestic Subsidiaries of Holdco from time to time Parties thereto, as Guarantors, the Lenders Parties thereto, Goldman Sachs Credit Partners L.P., as Syndication Agent, Morgan Stanley Senior Funding, Inc. and BMO Capital Markets Financing, Inc., as co-documentation Agents and Wachovia Bank, National Association, as Administrative Agent, Wachovia Capital Markets, LLC, Goldman Sachs Credit Partners L.P., General Electric Capital Corporation and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Book Runners.*

10.2	The Amended and Restated Security Agreement, dated as of February 28, 2007, among GateHouse Media Holdco, Inc., as Holdco, GateHouse Media Operating, Inc., as the Company, GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc. and ENHE Acquisition, LLC, as Subsidiary Borrowers, the Domestic Subsidiaries of Holdco from time to time Parties thereto, as Guarantors, and Wachovia Bank, National Association, as Administrative Agent for the several banks and other financial institutions as may from time to time becomes parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”), Wachovia Bank, National Association, in its capacity as Control Agent under the Credit Agreement referred to below (in such capacity, the “Control Agent”) for the Administrative Agent (on behalf of the Lenders).*

10.3	Amended and Restated Pledge Agreement, dated as of February 28 2007, among GateHouse Media Holdco, Inc., as Holdco, GateHouse Media Operating, Inc., as the Company, GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc. and ENHE Acquisition, LLC, as Subsidiary Borrowers, the Domestic Subsidiaries of Holdco from time to time Parties thereto, as Guarantors, and Wachovia Bank, National Association, as Administrative Agent, for the several banks and other financial institutions as may from time to time becomes parties to such Credit Agreement.*

99.1	Press release dated February 28, 2007

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: March 1, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amended and Restated Credit Agreement, dated as of February 27, 2007, among GateHouse Media Holdco, Inc., as Holdco, GateHouse Media Operating, Inc., as the Company, GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc. and ENHE Acquisition, LLC, as Subsidiary Borrowers, the Domestic Subsidiaries of Holdco from time to time Parties thereto, as Guarantors, the Lenders Parties thereto, Goldman Sachs Credit Partners L.P., as Syndication Agent, Morgan Stanley Senior Funding, Inc., BMO Capital Markets Financing, Inc., as co-documentation Agents and Wachovia Bank, National Association, as Administrative Agent, Wachovia Capital Markets, LLC, Goldman Sachs Credit Partners L.P., General Electric Capital Corporation and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Book Runners.*

10.2	The Amended and Restated Security Agreement, dated as of February 28, 2007, among GateHouse Media Holdco, Inc., as Holdco, GateHouse Media Operating, Inc., as the Company, GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc. and ENHE Acquisition, LLC, as Subsidiary Borrowers, the Domestic Subsidiaries of Holdco from time to time Parties thereto, as Guarantors, and Wachovia Bank, National Association, as Administrative Agent for the several banks and other financial institutions as may from time to time becomes parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”), Wachovia Bank, National Association, in its capacity as Control Agent under the Credit Agreement referred to below (in such capacity, the “Control Agent”) for the Administrative Agent (on behalf of the Lenders).*

10.3	Amended and Restated Pledge Agreement, dated as of February 28, 2007, among GateHouse Media Holdco, Inc., as Holdco, GateHouse Media Operating, Inc., as the Company, GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc. and ENHE Acquisition, LLC, as Subsidiary Borrowers, the Domestic Subsidiaries of Holdco from time to time Parties thereto, as Guarantors, and Wachovia Bank, National Association, as Administrative Agent, for the several banks and other financial institutions as may from time to time becomes parties to such Credit Agreement.*

99.1	Press Release dated February 28, 2007

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.